UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 12, 2022, Adamis Pharmaceuticals Corporation (the “Company”) held its annual meeting of stockholders virtually (the “Meeting”), to consider proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 7, 2022 (as amended or supplemented, the “Proxy Statement”). At the Meeting, stockholders holding and entitled to vote 89,771,636 shares of common stock of the Company (“Common Stock”), or approximately 60% of the outstanding shares of Common Stock, and 3,000 shares of Series C Convertible Preferred Stock of the Company (“Series C Preferred”), constituting 100% of the outstanding shares of Series C Preferred and with each share of Series C Preferred entitled to 1,000,000 votes per shares with respect to Proposal 2 and Proposal 6 to be considered at the Meeting, on the record date for the Meeting, were present either by attendance via live webcast or by proxy. At the Meeting, the stockholders voted on the proposals as described below, each of which is described in the Proxy Statement.

The final results for each of the matters voted on at the Meeting were as follows:

1.       Election of the five nominees to the board of directors:

	Votes For	Votes Withheld	Broker Non-Votes
Howard C. Birndorf	25,975,874	28,365,217	35,430,545
Meera J. Desai, Ph.D., NACD.DC	31,775,788	22,565,303	35,430,545
David J. Marguglio	28,198,964	26,142,127	35,430,545
Vickie S. Reed	31,511,658	22,829,433	35,430,545
Richard C. Williams	24,952,496	29,388,595	35,430,545

Each director nominee was elected to serve as a director until the Company’s annual meeting of stockholders in 2023, or until such person’s successor is duly elected and qualified or until such person’s earlier resignation, death, or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.       Adopt and approve a proposed amendment to the Company’s Restated Certificate of Incorporation authorizing the Board of Directors of the Company (the “Board”), in its sole discretion, to effect a reverse stock split of the outstanding shares of Common Stock at any time on or before December 31, 2022, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by the Board at a later date (the “Reverse Stock Split Proposal”).

With respect to Proposal No. 2 contained in the Proxy Statement, the Reverse Stock Split Proposal, the Meeting was adjourned before voting on the proposal in order to allow the Company additional time to solicit proxies for the proposal. The meeting was adjourned until September 8, 2022, at 10:00 a.m. Pacific Time. Stockholders will be able to listen and participate in the adjourned meeting as well as vote with respect to Proposal No. 2 and submit questions during the live webcast by visiting www.virtualshareholdermeeting.com/ADMP2022. Stockholders will need the control number found on their proxy card or in the instructions that accompanied their proxy materials to participate in the virtual meeting. Only stockholders of record on the record date of July 6, 2022, are entitled to vote.

3.       Approval of an amendment to the 2022 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
12,167,027	40,634,384	1,539,680	35,430,545

The proposal was not approved.

4.       Approval, on a nonbinding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,680,484	42,309,100	2,351,507	35,430,545

The proposal was not approved.

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5.       Ratification of the selection of BDO USA, LLP, as independent registered public accounting firm for the year ending December 31, 2022:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
72,712,014	13,413,766	3,645,856	--

The proposal was approved.

6.       Approval of the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to adopt the Reverse Stock Split proposal No. 2.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1,603,644,431	1,484,631,417	1,495,788	--

The proposal was approved.

Item 8.01	Other Events

On August 12, 2022, the Company issued a press release regarding its annual meeting of stockholders held on August 12, 2022. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Press release issued by the Company on August 12, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 16, 2022	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer

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